UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                        Date of Report: November 14, 2005
                        (Date of earliest event reported)



                           QUEST RESOURCE CORPORATION
             (Exact name of registrant as specified in its charter)



               Nevada                      0-17371             88-0182808
    (State or other jurisdiction         (Commission        (I.R.S. Employer
 of incorporation or organization)       File Number)     Identification Number)


                         9520 North May Ave., Suite 300
                          Oklahoma City, Oklahoma 73120
          (Address of principal executive offices, including zip code)



                                 (405) 488-1304
              (Registrant's telephone number, including area code)





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     1.01 Entry into a Material Definitive Agreement

     On November 7, 2005, we and our subsidiary, Quest Cherokee, LLC, which we refer to as Quest Cherokee, entered into two new credit agreements totaling $200 million. The new credit agreements consist of a $100 million Senior Credit Agreement between us and Quest Cherokee, Guggenheim Corporate Funding, LLC ("Guggenheim"), as administrative agent and syndication agent, and the lenders party thereto and a $100 million Second Lien Term Loan Agreement between us
Quest Cherokee, Guggenheim, as Administrative Agent, and the lenders party thereto.

     The Senior Credit Agreement consists of a five year $50 million revolving credit facility and a five year $50 million first lien term loan. We and/or Quest Cherokee have the right to borrow under the first lien term loan at any time within 90 days after the closing and the revolving credit facility will be available only after the first lien term loan has been fully drawn. The Second Lien Term Loan Agreement consists of a six year $100 million second lien term loan that was fully funded at the closing.

     Availability  under the  revolving  credit  facility is tied to a borrowing base that will be redetermined by the lenders every six months taking into account the value of our reserves and such other information (including, without limitation, the status of title information with respect to our natural gas and oil properties and the existence of any other indebtedness) as the administrative agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time. The unanimous consent of the lenders is required to increase the borrowing base and the consent of 66 2/3% of the lenders is required to decrease or maintain the borrowing base. In addition, we or the lenders may each request a special redetermination of the borrowing base once every 12 months. The outstanding principal balance of the first lien term loan and any outstanding letters of credit will be reserved against the borrowing base in determining availability under the revolving credit facility. The initial borrowing base under the revolving credit facility is $100 million.

     We will pay a commitment fee equal to 0.75% on the difference between $50 million and the outstanding balance of borrowings and letters of credit under the revolving credit facility. On the first lien term loan, we will pay a commitment fee equal to 0.75% on the difference between $50 million and the outstanding balance of borrowings under the first lien term loan.

     Interest will accrue on the revolving credit facility at either LIBOR plus 1.75% or the base rate plus 0.75%, at our option. Interest will accrue on the first lien term loan at either LIBOR plus 3.25% or the base rate plus 2.50%, at our option. Interest will accrue on the second lien term loan at LIBOR plus 6.00%.

     The second lien term loan may not be repaid prior to November 14, 2006. Thereafter, if we prepay the second lien term loan, we will pay a 3% premium in year 2 following the closing, a 2% premium in year 3 following the closing, and a 1% premium in year 4 following the closing. Thereafter, we may repay the second lien term loan at any time without any premium or prepayment penalty. The revolving credit facility and the first lien term loan may be prepaid, without any premium or penalty, at any time.

     Each of our subsidiaries will also guarantee all obligations under these credit agreements. The revolving credit facility and the first lien term loan will be secured by a first priority lien on substantially all of the assets of us and our subsidiaries. The second lien term loan will be secured by a second priority lien on substantially all of the assets of us and our subsidiaries.

     The credit agreements also secure on a pari passu basis hedging agreements entered into with lenders, their affiliates and other approved counterparties if the hedging agreements state that they are secured by the credit facilities. Approved counterparties are generally entities that have an A rating from Standard & Poor's or an A2 rating from Moody's. In connection with the closing of the credit agreements, our existing natural gas swap and collar hedging agreements were amended to provide that they are secured on a pari passu basis with the revolving credit facility.

     We and Quest Cherokee are required to make certain representations and warranties that are customary for credit agreements of this type. The credit agreements also contains affirmative and negative covenants that are customary for credit agreements of this type. The covenants in the credit agreements include, without limitation,

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

performance of obligations; delivery of financial statements, other financial information, production reports and information regarding swap agreements; delivery of notices of default and other material developments; operation of properties in accordance with prudent industry practice and in compliance with applicable laws; maintenance of satisfactory insurance; compliance with laws; inspection of books and properties; continued perfection of security interests in existing and subsequently acquired collateral; further assurances; payment of taxes and other preferred claims; compliance with environmental laws and delivery of notices related thereto; delivery of reserve reports; limitations on dividends and other distributions on, and redemptions and repurchases of, capital stock and other equity interests; limitations on liens; limitations on loans and investments; limitations on debt, guarantees and hedging arrangements; limitations on mergers, acquisitions and asset sales; limitations on transactions with affiliates; limitations on dissolution; limitations on changes in business conducted by us and our subsidiaries; limitations on the right to enter into hedging arrangements; and prohibitions against agreements limiting any subsidiaries' right to pay dividends or make distributions; as well as certain financial covenants.

     The financial covenants applicable to the credit agreements require that:

     o    our minimum net sales volumes will not be less than:

               1,890 mmcf for the quarter ended March 31, 2006;

               2,380 mmcf for the quarter ended June 30, 2006;

               3,080 mmcf for the quarter ended September 30, 2006; and

               3,430 mmcf for the quarter ended December 31, 2006.

     o our ratio of total net debt to EBITDA for each quarter ending on the dates set forth below will not be more than:

               4.5 to 1.0 for the quarter ended March 31, 2007;

               4.25 to 1.0 for the quarter ended June 30, 2007;

               4.00 to 1.0 for the quarter ended September 30, 2007;

               3.75 to 1.0 for the quarter ended December 31, 2007;

               3.50 to 1.0 for the quarter ended March 31, 2008;

               3.25 to 1.0 for the quarter ended June 30, 2008; and

               3.00 to 1.0 for any quarter ended on or after September 31, 2008.

     o for the Senior Credit Agreement, we are required to maintain a ratio of PV-10 value for all of our proved reserves to indebtedness under the Senior Credit Agreement (excluding obligations under hedging agreements secured by the Senior Credit Agreement) of not less than
          2.0 to 1.0.

     o for the Second Lien Term Loan Agreement, our ratio of PV-10 value for all our proved reserves to total net debt must not be less than 1.5 to 1.

     Under both credit agreements "PV-10 value" is generally defined as the future cash flows from our proved reserves (based on the NYMEX three-year pricing strip and taking into account the effects of our hedge agreements) discounted at 10%.

     EBITDA is generally defined in both of the credit agreements as consolidated net income plus interest, income taxes, depreciation, depletion, amortization and other noncash charges (including unrealized losses on hedging

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

agreements), plus costs and expenses directly incurred in connection with the credit agreements, the private equity transaction and the buy-out of ArcLight's investment in Quest Cherokee and any write-off of prior debt issue costs, minus all noncash income (including unrealized gains on hedging agreements). The EBITDA for each quarter will be multiplied by four in calculating the above ratios.

     Total net debt is generally defined as funded debt, less cash and cash equivalents, reimbursement obligations under letters of credit and certain surety bonds.

     Events of default under the credit agreements are customary for transactions of this type and include, without limitation, non-payment of principal when due, non-payment of interest, fees and other amounts for a period of three business days after the due date, representations and warranties not being correct in any material respect when made, non-performance of covenants after any applicable grace period, certain acts of bankruptcy or insolvency, cross defaults to other material indebtedness and change in control. Under both credit agreements, a change in control will generally be deemed to have occurred if any person or group acquires more than 35% of our outstanding common stock or a majority of our directors have either not been nominated or appointed by our board of directors. If an event of default has occurred and is continuing, the interest rate on the credit agreements will increase by 2.5%.

     In connection with entering into the new credit agreements, Quest Cherokee repaid all of its outstanding obligations under its existing credit agreement with UBS AG, Stamford branch, as administrative agent, and the other lenders party thereto and terminated its interest rate swap agreement with UBS AG. The interest rate swap agreement was for a notional amount ranging from $53 million to $58 million for the period from March 2005 through March 2006 in which we agreed to pay a fixed rate of interest of 2.795% on such notional amount in exchange for receiving an amount equal to the 3 month LIBOR rate on such notional amount. In connection with the termination of the swap agreement, Quest Cherokee received a payment of $378,500 from UBS AG.

     Also on November 14, 2005, we closed on the sale of 15,258,144 shares of common stock. As a condition to the closing of this private equity transaction, we entered into a registration rights agreement dated November 14, 2005, for the benefit of the purchasers of the shares. In addition, two other shareholders that were granted piggy-back registration rights in connection with stock sales were granted registration rights under this agreement in exchange for the termination of their existing agreements.

     Pursuant to the registration rights agreement, we agreed, at our expense, to file with the Securities and Exchange Commission no later than 210 days after November 14, 2005 a shelf registration statement registering for resale the shares of our common stock covered by the registration rights agreement. If we have not filed the registration statement within 210 days after November 14, 2005, other than as a result of the SEC being unable to accept filings, then Jerry D. Cash, our Chief Executive Officer, will forfeit, to us 1.0% of any cash bonus to which he became entitled or earned as a result of performance during the 2006 fiscal year (whether or not payable in 2006), whether under an employment agreement, a bonus plan or any other bonus arrangement with us, including any bonus compensation for which payment would otherwise be deferred until after 2006 for each business day the registration default continues, up to a maximum of $200,000. This penalty will not apply at any time when we have endeavored in good faith to file the registration statement within the time period specified but are unable to make the filing as of the specified date as a result of circumstances outside our reasonable control.

     We are required to use our commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act as soon as practicable after the filing and to continuously maintain the effectiveness of the shelf registration statement under the Securities Act until the first to occur of:

o the sale, transfer or other disposition of all of the shares of common stock covered by the shelf registration statement pursuant to a registration statement or pursuant to Rule 144 under the Securities Act;
o such time as all of the shares of our common stock sold covered by the shelf registration statement and not held by affiliates of us are, in the opinion of our counsel, eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act;
o the shares covered by the registration statement have been sold to us or any of our subsidiaries; or
o the second anniversary of the initial effective date of the shelf registration statement.



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

     If we choose to file a registration statement for a public offering by us of our common stock after November 14, 2005, all holders of our common stock covered by the registration rights agreement and each of their respective direct and indirect transferees may elect to participate in the first such registration in order to resell their shares, subject to:

o    compliance with the registration rights agreement;
o    cutback rights on the part of the underwriters; and
o    other conditions and limitations that may be imposed by the underwriters.

     Upon a public offering by us, the holders of our common stock that are beneficiaries of the registration rights agreement will not be able to sell any remaining shares not included in the public offering for a period of up to 60 days following the effective date of the registration statement filed in connection with the public offering.

     Notwithstanding the foregoing, we will be permitted, under limited circumstances, to suspend the use, from time to time, of the prospectus that is part of the shelf registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as "blackout periods". The cumulative blackout periods in any 12 month period commencing November 14, 2005 may not exceed an aggregate of 90 days and furthermore may not exceed 60 days in any 90-day period, except as a result of a review of any post-effective amendment by the SEC prior to declaring any post-effective amendment to the registration statement effective provided we have used all commercially reasonable efforts to cause such post-effective amendment to be declared effective.

     In addition to this limited ability to suspend use of the shelf registration statement, until we are eligible to incorporate by reference into the registration statement our periodic and current reports, which will not occur until at least March 31, 2006, we will be required to amend or supplement the shelf registration statement to include our quarterly and annual financial information and other developments material to us. Therefore, sales under the shelf registration statement will be suspended until the amendment or supplement, as the case may be, is filed and effective. We cannot, without the prior written consent of the holders of a majority of the outstanding registrable shares, enter into any agreement with current or prospective holders that would allow them (i) to include their shares in any registration statement filed pursuant to the registration rights agreement, unless such holders reduce the amount of their shares to be included if necessary to allow the inclusion of all the shares of the holders under the registration rights agreement or (ii) to have their common stock registered on a registration statement that could be declared effective prior to or within 210 days of the effective date of any registration statement filed pursuant to the registration rights agreement.

     In connection with our filing of a registration statement, we will agree to use our commercially reasonable efforts to satisfy the criteria for listing and list or include (if we meet the criteria for listing on such exchange or market) our common stock on the NYSE, American Stock Exchange or The Nasdaq National Market (as soon as practicable, including seeking to cure in our listing or inclusion application any deficiencies cited by the exchange or market), and thereafter maintain the listing on such exchange.

     We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of shares of our common stock. We will agree to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its shares of our common stock pursuant to these registration rights. Each selling stockholder will in turn agree to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides for us in the registration statement.

     Our obligations under the registration rights agreement will cease with respect to any shares proposed to be sold by a holder in a registration under the registration rights agreement if, in the opinion of our counsel, all such shares proposed to be sold by a holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

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     1.02 Termination of a Material Definitive Agreement

     See the disclosures under Item 1.01 Entry into a Material Definitive Agreement and Item 2.01 Completion of Acquisition or Disposition of Assets, which are incorporated herein by reference.

     2.01 Completion of Acquisition or Disposition of Assets

     On November 14, 2005, we completed the buy-out of the investment of ArcLight Energy Partners Fund I, L.P., made through its wholly-owned subsidiary, Cherokee Energy Partners, LLC (collectively, "ArcLight"), in our principal operating subsidiary, Quest Cherokee, LLC ("Quest Cherokee"). The buy-out was completed pursuant to the terms of the Agreement for Purchase and Sale of Units (the "ArcLight Purchase Agreement"), dated as of November 7, 2005, by and among Cherokee Energy Partners, LLC ("Cherokee Energy Partners") and our wholly-owned subsidiaries that own the Class B equity interests in Quest Cherokee (the "Subsidiaries"). A copy of the ArcLight Purchase Agreement is attached hereto as
Exhibit 2.1.

     Closing of the transactions contemplated in the ArcLight Purchase Agreement occurred simultaneously with the closing of the private equity transaction and the new credit agreements. At the closing, we used a portion of the proceeds from the private equity transaction and the second lien term loan to loan approximately $110 million to the Subsidiaries in order to provide them with sufficient funds to complete the buy-out of the ArcLight investment. The Subsidiaries then paid approximately $26.1 million of this amount to purchase all of the Class A units in Quest Cherokee from ArcLight. Such purchases were made by the Subsidiaries in the same percentages in which they own the Class B units. After giving effect to these purchases, Quest Cherokee became an indirect wholly-owned subsidiary of our company. The Subsidiaries then loaned the remaining $83.9 million to Quest Cherokee, which used such funds to repay in full the principal and interest owed to ArcLight pursuant to certain promissory notes previously issued by Quest Cherokee to ArcLight. The $26.1 million purchase price for the Class A units was arrived at through negotiations between us and ArcLight. The $83.9 million amount for the payoff of promissory notes held by ArcLight was calculated as the amount necessary for full payment and satisfaction of the principal balance of the promissory notes and accrued but unpaid interest.

     Since prior to the closing of the ArcLight Purchase Agreement we shared control of Quest Cherokee with ArcLight, the acquisition of the Class A units from ArcLight may be considered under the rules of the Securities and Exchange Commission to be the acquisition of the underlying assets of Quest Cherokee. We are not providing financial statements for Quest Cherokee or pro forma financial information with respect to this transaction since the assets and results of operations of Quest Cherokee are already included in our financial statements.

     As a result of the completion of the transactions contemplated in the ArcLight Purchase Agreement, ArcLight does not have any continuing right or interest as an owner or member of or lender to Quest Cherokee. At the closing, we (and our Subsidiaries) executed mutual releases with Cherokee Energy Partners which waived and released any rights or obligations that Cherokee Energy Partners had at any time as a result of being an owner, member or lender of or to Quest Cherokee. In connection with the buy-out of the ArcLight investment, the parties also terminated a Guaranty which we previously gave to Cherokee Energy Partners which guaranteed the performance by the Subsidiaries of their indemnification obligations in connection with ArcLight's original investment in Quest Cherokee. The parties also terminated the Pledge Agreement that provided collateral security to Cherokee Energy Partners for the performance by the Subsidiaries of their indemnification obligations in connection with ArcLight's original investment in Quest Cherokee. The mutual release executed by the parties did not release Cherokee Energy Partners, and it has agreed to continue to be bound by, certain obligations of confidentiality contained in the Limited Liability Company Agreement of Quest Cherokee for a period of five (5) years; and Cherokee Energy Partners has agreed that it and certain of its affiliates continue to be bound by the terms of a Non-Competition Agreement for a period of two (2) years following the closing.

     Since Quest Cherokee is now a wholly-owned indirect subsidiary, the management and operating agreement that was entered into between Quest Energy Service, Inc., another of our wholly-owned subsidiaries, and Quest Cherokee on December 22, 2003 in connection with ArcLight's investment in Quest Cherokee was also terminated on November 14, 2005.

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

     Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

     See the disclosures under Item 1.01 Entry into a Material Definitive Agreement, which is incorporated herein by reference.

     Item 9.01 Financial Statements and Exhibits

  (c)   Exhibits

2.1 Agreement for Purchase and Sale of Units, dated as of November 7, 2005, by and among Cherokee Energy Partners, LLC, STP Cherokee, Inc., Quest Oil & Gas Corporation, Quest Energy Service, Inc., Ponderosa Gas Pipeline Company, Inc., Producers Service, Incorporated and J-W Gas Gathering, L.L.C.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         QUEST RESOURCE CORPORATION



                                         By:      /s/ Jerry D. Cash
                                                  ______________________________
                                                  Jerry D. Cash
                                                  Chief Executive Officer

         Date: November 18, 2005







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